UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2011

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Officer

Peter V. Coleman Resigned as Chief Financial Officer of the Company and the Company’s subsidiary, Merriman Capital, Inc., effective January 24, 2011.

(c) Appointment of Officer

On January 24, 2011 Jack Thrift was appointed Chief Financial Officer of the Company and the Company’s subsidiary, Merriman Capital, Inc., effective January 24, 2011.  Thrift has more than 20 years of experience in finance, accounting and operations. He served as managing director of operations and partner of SEC registered investment advisor, White Oak Global Advisors, LLC from July 2008 through October 2010. He was COO of Merriman Curhan Ford Asset Management from June 2008 to July 2008.  Prior to that, he served as partner and CFO of Pacific Growth Equities LLC, where he was in charge of accounting, financial analysis and financial operations; he also served as COO of Pacific Growth Equity Management LLC, where he oversaw fund administration and accounting activities for hedge funds and venture funds from February 2005 to June 2008. Prior to Pacific Growth, Thrift was CFO of Transnational Financial Network, Inc. (AMEX:TFN), where he directed accounting and control functions for the company and managed the accounting, human resources and information technology departments. Earlier in his career, he was a senior manager of assurance services at Deloitte & Touche LLP, where he provided accounting and audit management to financial services clients.  Thrift has a B.S. in Accountancy from University of Southern California.

Item 9.01(d)	Exhibits

10.47	Form of Peter V. Coleman Transition Agreement

99.1	Press Release announcing appointment of Jack Thrift, and the resignation of Peter V. Coleman, as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: January 25, 2011	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer